UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

AFFINITY GAMING, LLC

(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3755 Breakthrough Way, Suite 300, Las Vegas, NV  89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 341-2400

3440 West Russell Road, Las Vegas, NV 89118

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

On May 4, 2012, Affinity Gaming, LLC issued a press release announcing that it and its wholly owned subsidiary, Affinity Gaming Finance Corp., have priced an offering of $200.0 million aggregate principal amount of 9% Senior Notes due 2018.  The offering has not been approved by any gaming regulatory authority having jurisdiction over any of Affinity Gaming’s casino operations. The offering of the notes is expected to close on May 9, 2012, subject to customary closing conditions.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

The following exhibit is furnished herewith.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated May 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GAMING, LLC

Date: May 4, 2012	By:	/s/ JOHN CHRISTOPHER KRABIEL
John Christopher Krabiel
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated May 4, 2012.